Exhibit 23.2




                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 12, 1997 on the financial statements included in the annual report on Form 10-KSB of Food Court Entertainment Network,
Inc. as at and for the year ended December 31, 1996.



/s/ Richard A. Eisner & Company, LLP

New York, New York
June 30, 1997